UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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iRobot Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2024

 iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive
Bedford, MA 01730
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 430-3000

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IRBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors (“Board”) of iRobot Corporation (the “Company”) has appointed Gary S. Cohen as the Company’s President and Chief Executive Officer effective May 6, 2024 (“Effective Date”). The Company anticipates that Mr. Cohen will be appointed as a member of the Board following the 2024 annual meeting of stockholders of the Company. In his capacity as Chief Executive Officer, Mr. Cohen will succeed Glen D. Weinstein as the principal executive officer of the Company. Pursuant to Mr. Weinstein’s employment agreement with the Company, Mr. Weinstein will provide transition services as a Company employee for the 60-day period following the Effective Date, following which his employment will terminate. As previously disclosed, Mr. Weinstein will be eligible to receive severance payments in the aggregate amount of $430,000, full vesting acceleration of the one-time equity award of 115,163 restricted stock units granted pursuant to the Company’s 2018 Stock Option and Incentive Plan, as amended, and one year of accelerated vesting for his other outstanding equity awards. The transition is not as a result of any disagreement with the Company relating to its operations, policies or practices.

Gary Cohen, age 63, has more than 25 years of executive leadership and turnaround experience. Most recently, Mr. Cohen served as CEO and a member of the board directors at Qualitor Automotive from 2015 – 2022. Prior to Qualitor Automotive, Mr. Cohen served as CEO at Timex from 2010 – 2013, where he led an $800 million multi-brand business and global team of 5,000 employees. Earlier in his career, he held leadership roles at Energizer from 2007 – 2010, Playtex from 2006 – 2007 and Gillette from 1988 – 2006. Mr. Cohen holds a B.A. in Economics from Brandeis University and an M.B.A. from Northwestern University, Kellogg School of Management.

The Company has entered into an employment agreement with Mr. Cohen that will govern the terms of his employment as President and Chief Executive Officer of the Company (“Employment Agreement”). For his service as the Company’s President and Chief Executive Officer, Mr. Cohen will receive an annual base salary of $700,000. Mr. Cohen’s bonus target will be 100% of his annual base salary, prorated based on months of service. The actual bonus amount will depend upon the Company’s achievement of certain financial and business goals and can range from 0% to 200% of the target. However, Mr. Cohen is guaranteed to receive a minimum bonus payment of 50% of the prorated amount for 2024 on or before March 31, 2025. Mr. Cohen will receive a one-time grant of 290,000 time-based restricted stock units vesting over a three-year period and 435,000 performance-based restricted stock units subject to vesting upon achievement of certain price milestones of the Company’s common stock. The Employment Agreement provides for severance payments equal to 100% of Mr. Cohen’s annual base salary for 12 months, prorated bonus for the year in which termination occurs, as well as certain continued health benefits, in the event that the Company terminates his employment other than for cause, death or disability. In addition, the Employment Agreement provides that if the Company experiences a change in control and Mr. Cohen’s employment is terminated without cause, or if Mr. Cohen terminates his employment for “good reason” as defined in the Employment Agreement, then all unvested stock options, awards and rights granted to Mr. Cohen under any of the Company’s incentive plans will become fully-vested and immediately exercisable and Mr. Cohen will be entitled to severance payments equal to 200% of his annual base salary and 200% of his annual bonus, as well as certain continued health benefits. Mr. Cohen will also receive certain relocation benefits, including 12 months of temporary living in corporate housing, and which benefits must be repaid by Mr. Cohen under certain circumstances if his employment with the Company ends on or before the second anniversary of his appointment.

In connection with the Employment Agreement, Mr. Cohen also entered into a restrictive covenant agreement, which includes non-compete and non-solicit covenants that apply during his employment and for up to 24 months thereafter in certain circumstances, and confidentiality, publicity, and invention assignment covenants.

The Company will enter into an indemnification agreement with Mr. Cohen, substantially in the form as applicable to other executive officers of the Company.

There are no other arrangements or understandings between Mr. Cohen and any other persons in connection with his appointment. There are no family relationships between Mr. Cohen and any director or executive officer of the Company, and Mr. Cohen is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Gary S. Cohen, dated as of April 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2024	iRobot Corporation

By: /s/ Tonya S. Drake
Name: Tonya S. Drake
Title: EVP & General Counsel